Calculation of Filing Fee Tables
S-8
Central Bancompany, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	Other	2,500,000	$ 21.00	$ 52,500,000.00	0.0001381	$ 7,250.25
Total Offering Amounts:						$ 52,500,000.00		$ 7,250.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,250.25
Offering Note
[1]	1 Represents 2,500,000 shares of Class A common stock reserved for future issuance under the Central Bancompany, Inc. 2025 Equity Incentive Plan as of the date of this Registration Statement. Any additional shares of Class A common stock of Central Bancompany, Inc. to be issued as a result of stock dividends, stock splits, recapitalizations or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a) under the Securities Act of 1933, as amended. Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, which is based on the initial public offering price of Central Bancompany, Inc.'s Class A common stock of $21.00 per share as set forth in Central Bancompany, Inc.'s Registration Statement on Form S-1, as amended (File No. 333-290831), which became effective on November 19, 2025, and Prospectus filed with the Securities and Exchange Commission on November 21, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A